UNITED STATES

SECURITY AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2008

National Presto Industries, Inc.
(Exact name of registrant as specified in charter)

Wisconsin	1-2451	39-0494170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 North Hastings Way, Eau Claire, Wisconsin 54703-3703
(Address of principal executive offices)

715-839-2121
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

        (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

        (17 CFR 240.13a-4(c))

ITEM 8.01

OTHER EVENTS

The Registrant announced today that on January 30, 2008, AMTEC Corporation, its wholly owned subsidiary, received a $97.5 million supplemental award from the Department of the Army, for the fourth year of the Army’s 40mm Systems program. Deliveries under this supplement are scheduled primarily in 2009 and first quarter of 2010. Officials of the Company also noted that the performance timing announced in its August 2007 press release for the third year supplemental award was incorrect.  That award is scheduled to be performed primarily in 2008 and first quarter 2009, not as stated, in 2007 and first quarter 2008.   Since the inception of the AMTEC systems program, the cumulative value of the contracts awarded is $446.2 million.

Company officials also provided an update of the status of the filing of the financials for the year ended December 31, 2007. Those filings had been delayed as a result of issues stemming from the investment company lawsuit, a suit that ultimately ended with a ruling in the Company’s favor. The Company’s auditors, BDO Seidman, LLP, are currently reviewing the first three quarters and auditing year-end 2007 figures.   The Company expects that the audit will be completed in time to enable it to file its Form 10-K on a timely basis.  It also anticipates that it will be providing preliminary data on year-end results and announcing the annual dividend in the latter part of February 2008.

A new release describing the supplemental award and the status of the filing of the financials for the year ended December 31, 2007 is attached as Exhibit 99.1.

Forward looking statements in this Form 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated by some of the statements made herein. Investors are cautioned that all forward looking statements involve risks and uncertainty. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: government defense spending and defense requirements; termination for the convenience of the government; interest rates; continuity of relationships with and purchases by the United States Government and other major customers; unexpected problems or events experienced by subcontractors, team members, or their respective suppliers or subcontractors; product mix; competitive pressure on pricing; increases in material, freight/shipping, labor or other production costs that cannot be recouped through pricing; and such other factors as may be described from time to time in the Registrant’s SEC filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Presto Industries, Inc.
(Registrant)

Date: February 5, 2008	By:	/s/ Maryjo Cohen
Maryjo Cohen
President and Chief Executive Officer